Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Sono Group N.V. of our report dated April 19, 2022 relating to the financial statements of Sono Group N.V., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Munich, Germany
October 7, 2022

PricewaterhouseCoopers GmbH
Wirtschaftsprüfungsgesellschaft

/s/Alexander Fiedler	/s/ppa. Sylvia Eichler
Wirtschaftsprüfer	Wirtschaftsprüferin
(German Public Auditor)	(German Public Auditor)